UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 6, 2013

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50855 (Commission File Number)	23-3016883 (I.R.S. Employer Identification No.)

640 Lee Road
Chesterbrook, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure.

On December 6, 2013, Auxilium Pharmaceuticals, Inc. issued a press release announcing that the U.S. Food and Drug Administration (FDA) has approved XIAFLEX® (collagenase clostridium histolyticum or CCH), an in-office, biologic for the treatment of Peyronie’s disease (PD), a condition in which collagen scar tissue may develop on the shaft of the penis, causing the penis to deform, curve or bend when erect.  XIAFLEX is the first and only FDA-approved treatment proven effective for PD in men with a palpable plaque and a curvature deformity of thirty degrees or greater at the start of therapy.

The foregoing is qualified in its entirety by the text of the press release attached as Exhibit 99.1 hereto and incorporated herein by reference.  All readers are encouraged to read the entire text of the press release attached hereto.

Item 8.01                                           Other Events.

On December 6, 2013, the U.S. Food and Drug Administration (FDA) approved XIAFLEX® (collagenase clostridium histolyticum or CCH), an in-office, biologic for the treatment of Peyronie’s disease (PD), a condition in which collagen scar tissue may develop on the shaft of the penis, causing the penis to deform, curve or bend when erect.  XIAFLEX is the first and only FDA-approved treatment proven effective for PD in men with a palpable plaque and a curvature deformity of thirty degrees or greater at the start of therapy.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1	Press Release, dated December 6, 2013, issued by Auxilium Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: December 6, 2013	By:	/s/ James E. Fickenscher

James E. Fickenscher

Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated December 6, 2013, issued by Auxilium Pharmaceuticals, Inc.